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                                                                     EXHIBIT 3.4

                                                        ENDORSED
                                                         FILED
                                        IN THE OFFICE OF THE SECRETARY OF STATE
                                               OF THE STATE OF CALIFORNIA

                                                      JAN 30 1995

                                                     /s/ Bill Jones
                                             BILL JONES, SECRETARY OF STATE



                           ARTICLES OF INCORPORATION
                                       OF
                             RHINO MARKETING, INC.


                                    I. NAME

     The name of the corporation is Rhino Marketing, Inc.


                                  II. PURPOSE

     The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by California Corporations Code.

                             III. INITIAL DIRECTOR

     The name and address of the person appointed to act as the initial director is:

                                  Jeff Fischer
                              3171 Half Dome Drive
                          Pleasanton, California 94566


                        IV. AGENT FOR SERVICE OF PROCESS

     The name and address in this state of the corporation's initial agent for service of process is:

                               Michael W. Stelzer
                             722 Marsh Street, #176
                       San Luis Obispo, California 93401


                           V. COMPLEX STOCK STRUCTURE

     The corporation is authorized to issue two classes of shares to be designated "preferred" and "common" herein referred to as "preferred shares" or "preferred stock" and "common shares" or "common stock" respectively. The total number of common shares authorized is 10,000,000 shares. The number of preferred shares authorized is 10,000,000. The preferred shares may be issued in one or more series. The Board of Directors is authorized to fix the number of any such series of preferred shares and to determine the designation of any such series. The Board of Directors is further authorized to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of preferred shares and, within
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the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

                                   EXECUTION

     IN WITNESS WHEREOF, the undersigned, who are the incorporator and initial director of this corporation, respectively, have executed these Articles of Incorporation on January 19, 1995.

               /s/ Jeff Fischer
               ----------------------
               Jeff Fischer
               Initial Director

                                 ACKNOWLEDGMENT

     State of California
     County of San Luis Obispo

          On January 19, 1995, before me Renita L. Smith, personally appeared Jeff Fischer personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

          WITNESS my hand and official seal.


     [OFFICIAL SEAL]                /s/ Renita L. Smith
     Renita L. Smith                -------------------
     Notary Public, California      Renita L. Smith
     San Joaquin County
     My Comm. Expires Nov. 3, 1995


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